As filed with the Securities and Exchange Commission on October 10, 2001
                                          Registration No. 33-43494
=======================================================================
                            UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                              ----------

                     POST-EFFECTIVE AMENDMENT NO. 1
                                   TO
                                FORM S-8
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         HARLEYSVILLE GROUP INC
        (Exact name of registrant as specified in its charter)

       Delaware                          51-0241172
(State or other jurisdiction of       (I.R.S.Employer
incorporation or organization)        Identification No.)

             355 Maple Avenue, Harleysville, Pennsylvania  19438
              (Address of principal executive offices)  (Zip Code)

                              -------------

        HARLEYSVILLE GROUP INC. 1990 DIRECTORS' STOCK OPTION PLAN
                         (Full title of the plan)

                             Walter R. Bateman
              Chairman, President and Chief Executive Officer
                          Harleysville Group Inc
                             355 Maple Avenue
                     Harleysville, Pennsylvania 19438
                 (Name and address of agent for service)

                             (215) 256-5000
      Telephone number, including area code, of agent for service)

                                ------------
                                With Copies to:
Henry S. Bryans, Esquire                             Roger A. Brown, Esquire
Drinker Biddle & Reath LLP                           Harleysville Group Inc.
One Logan Square                                     355 Maple Avenue
18th & Cherry Streets                                Harleysville, PA
Philadelphia, PA 19103-6996                          (215) 256-5173
(215) 988-2823


================================================================================

                               DEREGISTRATION OF SHARES

This post-effective amendment is being filed to deregister the 16,380 shares of Harleysville Group Inc. common stock, par value $1.00 per share,that remain unsold upon the termination of the Harleysville Group Inc. 1990 Directors' Stock Option Program.

                                    SIGNATURES
                                    ------------

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Salford, Commonwealth of Pennsylvania, on this 10th day of October 2001.

                                  HARLEYSVILLE GROUP INC.


                              BY:  /s/Walter R. Bateman
                                   -------------------------
                                   Walter R. Bateman
                                   Chairman, President and
                                   Chief Executive Officer


                              POWER OF ATTORNEY
                              -----------------

Each person whose signature appears below constitutes and appoints each of Walter R. Bateman and Roger A. Brown, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature                        Title                            Date
   ---------                        -----                            -----

/s/Walter R. Bateman         Chairman, President,              October 10, 2001
---------------------        Chief Executive Officer
Walter R. Bateman            and a Director

/s/Bruce J. Magee            Senior Vice President,            October 10, 2001
----------------            Chief Financial Officer
Bruce J. Magee              (Principal financial
                            officer and principal
                            accounting officer)

/s/Lowell R. Beck		Director                        October 10, 2001
-----------------
Lowell R. Beck

/s/Michael L. Browne		Director                        October 10, 2001
--------------------
Michael L. Browne

/s/Robert D. Buzzell		Director                        October 10, 2001
---------------------
Robert D. Buzzell

/s/Mirian M. Graddick           Director                        October 10, 2001
----------------------
Mirian M. Graddick

/s/Joseph E. McMenamin          Director                        October 10, 2001
-----------------------
Joseph E. McMenamin

/s/Frank E. Reed                Director                       October 10, 2001
-----------------
Frank E. Reed

/s/Jerry S. Rosenbloom          Director                       October 10, 2001
-----------------------
Jerry S. Rosenbloom